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                                   EXHIBIT 5.1

                     BRUNINI, GRANTHAM, GROWER & HEWES, PLLC
                                ATTORNEYS AT LAW

ROBERT D. DRINKWATER           1400 TRUSTMARK BUILDING/        EDMUND L. BRUNINI
                               248 EAST CAPITOL STREET              (1911-1992)
                               JACKSON, MISSISSIPPI 39201

DIRECT: 601-960-6852           POST OFFICE DRAWER 119         R. GORDON GRANTHAM
E-MAIL: bdrinkwa@brunini.com   JACKSON, MISSISSIPPI 39205            (1912-1986)

                               TELEPHONE: 601-948-3101            JOHN M. GROWER
                               FACSIMILE: 601-960-6902                OF COUNSEL






                               September 11, 1997



Trustmark Corporation
248 East Capitol Street
Jackson, MS 39201


Gentlemen:

         We have acted as counsel to Trustmark Corporation, a Mississippi corporation ("Trustmark") in connection with the preparation of its registration statement on Form S-8 as filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Registration Statement") which Registration Statement relates to the proposed offer by Trustmark to certain of its employees of up to 300,000 shares (the "Shares") of the common stock of Trustmark issuable upon the exercise of certain options which have been or may be granted under the Trustmark 1997 Incentive Stock Option Plan (the "Plan"). This opinion is being furnished to you to be included as an Exhibit to the Registration Statement.

         We are of the opinion that the Shares have been duly authorized for issuance and, when the Registration Statement has been declared effective and the Shares issued in accordance with the Plan, such Shares will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm in the Registration Statement.

                                            Very truly yours,

                                            /s/ Robert D. Drinkwater
                                            ------------------------
                                                Robert D. Drinkwater
RDD:vll